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Exhibit 4.23


                           SHORT TERM PROMISSORY NOTE

US$42,623.93                                                    December 1, 2005

         FOR VALUE RECEIVED, Voyager One, Inc. promises to pay to the order of Quest Manufacturing, Inc. at such place as the holder of this Note may from time to time designate, the principal sum of Forty Two Thousand Six Hundred Twenty Three and 93/100 Dollars (US$42,623.93) together with simple interest at the rate of six percent (6) per annum on the principal balance.

         The note matures and becomes due anytime on demand. The amount of the payment shall be an amount equal to the outstanding principal and unpaid interest.

         All payments on account of the indebtedness evidenced by this note shall be first applied to interest on the unpaid principal balance and the remainder to principal.

         All parties to this note severally waive presentment for payment, notice of dishonor, protest and notice of protest.

         This note represents the outstanding balance on four equipment subleases effective March 1, 2004 due Quest Manufacturing, Inc. through 11-30-05. The remaining payments under these subleases have been waived by Quest Manufacturing, Inc.

         This note shall be effective December 1, 2005 regardless of when it is signed.


              "Payor"                            "Payee"

              Voyager One. Inc.                  Quest Manufacturing, Inc.
              16 East Hinsdale Avenue            2503 Spring Ridge Drive-Unit F
              Hinsdale, IL   60521               Spring Grove, IL  60081
              Phone: 630-325-7130                Phone (815) 675-2442
              Fax: 630-325-7140                  Fax: (815) 675-3109


              By: /s/ Sebastien C. DuFort        By:  /s/ John A. Lichter
                  --------------------------          ----------------------
                  Signature & Date                    Signature & Date
                  Sebastien C. DuFort                 John A. Lichter
                  President                           CEO